Exhibit 5.1

Globus Maritime Limited 128 Vouliagmenis Avenue, 3rd Floor 166 74 Glyfada, Greece

Our reference: 25810.50008/80746061v3

June 29, 2020

Globus Maritime Limited: Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as counsel to Globus Maritime Limited, a Marshall Islands corporation (the “Company”), in connection with the issuance and sale by the Company of 45,850,000 shares of the Company’s common stock, par value $0.004 per share (the “Shares”). The Shares are being issued and sold pursuant to the Company’s Registration Statement on Form F-3 (333-222580) filed January 17, 2018 and declared effective on February 8, 2018 (the “Registration Statement”), the prospectus dated January 17, 2018 and February 8, 2018 (the “Base Prospectus”), and the prospectus supplement to the Base Prospectus dated the date hereof (the “Prospectus Supplement”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)	the Registration Statement, the Base Prospectus, and the Prospectus Supplement;

(b)	the securities purchase agreement (the “Purchase Agreement”) dated the date hereof made between the Company and the purchasers named therein relating to the issuance and sale of the Shares;

(c)	the Company’s amended and restated articles of incorporation and amended and restated bylaws; and

(d)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

In rendering this opinion, we have also assumed:

(i)	that the issuance and sale of the Shares complies in all respects with the terms, conditions, and restrictions set forth in the Base Prospectus and the Prospectus Supplement and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	that the Purchase Agreement will have been duly and validly authorized by the parties thereto (other than the Company), and executed and delivered by the parties thereto; and

(iii)	the validity and enforceability of the Purchase Agreement against the parties thereto.

This opinion letter is limited to Marshall Islands law and New York law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that when the Shares are issued and delivered upon receipt of payment therefor by the Company in accordance with the terms of the Purchase Agreement, the Registration Statement, the Base Prospectus, and the Prospectus Supplement, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and the references to our firm in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP